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                                  EXHIBIT 10.11




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LA JOLLA SECURITIES CORPORATION
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August 22, 1995


Host Funding, Inc.
7825 Fay Avenue, Suite 250
La Jolla, CA 92037

Attn:   Guy E. Hatfield, Chairman of the Board

Gentlemen:

This letter of agreement (the "Agreement") sets forth terms and conditions under which Host Funding, Inc. (The "Company") hereby appoints La Jolla Securities Corporation ("La Jolla") to serve as investment banker/underwriter for the purpose of syndicating the underwriting of Host Funding, Inc's initial public offering (the "IPO").

1.   IPO Underwriting Syndication

The Company will prepare, and La Jolla will review and approve, a (form S-11) registration statement for the purpose of registering, under prospectus, a minimum of $5,000,000 and a maximum of $,7,500,000 in value of shares in the Company's initial public offering (IPO). The shares shall be priced at $10.00. It is intended that the company, a Maryland Corporation, will qualify as a real estate investment trust (REIT).

La Jolla will select an underwriting syndicate which will be acceptable to the Company, and the Company shall make application for listing the shares on the American Stock Exchange. The managing underwriter, La Jolla or its designee as approved by the Company, shall perform such due diligence required to satisfy themselves that the technical, legal, and financial position of the Company, as represented through preliminary fact-finding prior to the signing of the Underwriting Agreement, is generally true and correct. The Company shall provide La Jolla and/or its designee with full authority to talk to the Company's auditors and access to the Company's files and records as required to accomplish due diligence fact finding. Compensation to La Jolla, and the underwriting syndicate they form, shall be 10% of such total (gross) funds raised plus 2% of

           1020 PROSPECT STREET, SUITE 200, LA JOLLA, CALIFORNIA 92037
                (619) 456-8200 (800) 833-3504 FAX (619) 456-8211
                               MEMBER NASD & SIPC


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such funds as a non-accountable expense allowance.  Additionally, La Jolla and the underwriting syndicate will receive, for a consideration of $100, a 5 year warrant to purchase a minimum of

50,000 shares and a maximum of 75,000 shares at a price of $13.00 per share.

2.   Prospective Underwriting Selling Group Briefings

La Jolla, or its designee, will arrange for briefings (road shows) during which the Company's senior officers will deliver an appropriate presentation to prospective underwriting syndicate/selling group members. The Company will pay all expenses incurred in connection with these road shows and will make key officers and employees of the Company available as requested.

3.   Underwriting Counsel

La Jolla, or its managing underwriter designee, will retain, as counsel, a law firm that is knowledgeable and experienced in securities law. The fees of such counsel will be paid by the managing underwriter subject to paragraph 4 below.

4.   Issuer's Expenses

The Company will be responsible for paying all costs typically borne by the Issuer. These include, but are not limited to, the costs of preparing the Registration Statement and Offering prospectus, all printing costs, filing and related expenses, the fees and expenses of the Company's attorneys and accountants, and all Blue Sky and related costs, whether incurred by counsel to the Company or La Jolla. In the event that the proposed offering is aborted for any reason, including, but not limited to adverse market conditions or a unilateral decision by the Company or La Jolla not to proceed, the Company shall promptly reimburse La Jolla for its itemized expenses in excess of $10,000 as included in this paragraph and paragraph 3.

5.   "Blue Sky" Law Qualifications

The Company will register, in each state designated by La Jolla, the securities included in the IPO. The cost of registration and fees of counsel in completing the applications and in clearing the underwriting through the various state "Blue Sky" commissions will be paid by the Company.

6.   Indemnification

Each party hereto hereby indemnifies and holds harmless the other from and against any and all losses, claims, damages, or


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liabilities to which the other may become subject as a result of the indemnifying party's violation of any federal or state securities law, and shall reimburse the other for any legal or other expenses reasonably incurred by the other in connection with investigating or defending any such loss, claim, damages, liability or action. This Paragraph 6 shall survive the termination or expiration of this Agreement provided that this Paragraph 6 shall be superseded by the indemnification provisions of the Underwriting Agreement.

7.   Governing Law

This Agreement shall be governed by the laws of the State of California, without regard to any conflict of law provisions thereof, and may not be amended or modified except in writing signed by both parties. All actions brought to enforce or construe this Agreement shall be brought, tried and heard before courts of appropriate jurisdiction in the State of California.

8.   Assignment


This Agreement and all rights and obligations thereunder shall be binding upon and inure to the benefit of each party's successors.

Please confirm your agreement to the foregoing by signing and returning to us the enclosed copy of this letter.

Agreed to and Accepted this 24th. day of August, 1995.


HOST FUNDING INC.                  LA JOLLA SECURITIES CORP.



By: /s/ Guy E. Hatfield            By: /s/ Bruce A. Biddick
    -------------------------          --------------------------
     Guy E. Hatfield                    Bruce A. Biddick
     Chairman of the Board              President and CEO


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                       AMENDMENT TO UNDERWRITING AGREEMENT

     This amendment dated September 21, 1995 (the "Amendment") amends the terms and conditions of the Agreement dated August 22, 1995 and agreed to and accepted on August 24, 1995 (the "Underwriting Agreement") under which Host Funding, Inc., (the "Company") appointed La Jolla Securities Corporation ("La Jolla") to serve as investment banker/underwriter for the purpose of syndicating the underwriting of the Company's initial public offering ("IPO"), with reference to the following facts:

     A. The underwriting duties and obligations of La Jolla are conditioned upon the consummation of the Mission Bay Acquisition.

     B. On September 19, 1995, Ray Burg, Senior Corporate Counsel for the California Department of Corporations, indicated to the Company that the Department of Corporations had reviewed the Company's application filed with the Department of Corporations and that a permit indicating satisfaction of the California Roll-up Rules would be forthcoming.

     C. La Jolla wishes to insure that the Mission Bay Acquisition will satisfy the Federal Roll-up Rules.


     NOW, THEREFORE, in consideration of the mutual covenants, promises and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as that the Underwriting Agreement shall be amended by the addition of the following new paragraph 9:


9.   CONDITIONS TO PERFORMANCE OF UNDERWRITER

The obligations and duties of La Jolla under this Agreement are specifically and expressly conditioned upon the receipt by La Jolla of a written legal opinion letter from counsel of the Company stating that either:

     A. The Mission Bay Acquisition, as implemented and approved, falls within a recognized statutory exemption to the Federal Roll-up Rules,

     B. The Mission Bay Acquisition has received an administrative exemption from the Federal Roll-up Rules from the Securities and Exchange Commission, or

     C. The Company has demonstrated compliance with the statutory requirements of the Federal Roll-up Rules.

Unless and until La Jolla receives such opinion letter from counsel of the Company, La Jolla has no obligation to perform under the terms of this Agreement.

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     IN WITNESS WHEREOF, this Amendment has been executed as of the date first hereinabove written.



                              "THE COMPANY"

                              HOST FUNDING, INC.
                              A Maryland corporation



                              ______________________________
                              By: Michael S. McNulty
                              Its: President





                              "LA JOLLA"

                              LA JOLLA SECURITIES CORPORATION
                              A California corporation



                              ______________________________
                              By: Bruce A. Biddick
                              Its: President and CEO


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